Exhibit 99.1
United States Oil Fund, LP
Monthly Account Statement
For the Month Ended June 30, 2008

Statement of Income (Loss)

Income
Realized Trading Gain (Loss)	$101,038,530
Unrealized Gain (Loss) on Market Value of Futures	3,096,900
Interest Income	1,607,446
ETF Transaction Fees	12,000
Total Income (Loss)	$105,754,876

Expenses
Investment Advisory Fee	$389,560
Brokerage Commissions	114,210
K-1 Tax Expense	97,950
SEC & FINRA Registration Fees	51,836
NYMEX License Fee	24,371
Audit Fees	13,500
Non-interested Directors' Fees and Expenses	11,509
Legal Fees	4,238
Total Expenses	$707,174
Net Gain (Loss)	$105,047,702

Statement of Changes in Net Asset Value

Net Asset Value Beginning of Period 6/1/08	$1,103,139,595
Additions (9,200,000 Units)	997,665,298
Withdrawals (12,300,000 Units)	(1,344,668,248)
Net Gain (Loss)	105,047,702

Net Asset Value End of Period	$861,184,347
Net Asset Value Per Unit (7,600,000 Units)	$113.31

To the Limited Partners of United States Oil Fund, LP:

Pursuant to Section 4.22(h) of the Commodities Exchange Act, the undersigned represents that, to the best of his knowledge and belief, the information contained in the Account Statement for the month ended June 30, 2008 is accurate and complete.

/s/ Nicholas D. Gerber

Nicholas D. Gerber
President and Chief Executive Officer
United States Commodity Funds LLC, General Partner of United States Oil Fund, LP

United States Commodity Funds LLC
1320 Harbor Bay Parkway
Suite 145
Alameda, CA 94502